Exhibit 23
                                                                ----------
                       Consent of Independent Accountants

         We consent to the incorporation by reference in the registration statements of Commonwealth Industries, Inc. and Subsidiaries on Forms S-8 (File No's. 333-19383, 33-91364 and 33-90292) of our report dated February 6, 1998, on our audits of the consolidated financial statements and financial statement schedule of Commonwealth Industries, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for the years ended Decemebr 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

                                                      COOPERS & LYBRAND L.L.P.

Louisville, Kentucky
March 21, 1998